UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2003

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

Item 5. Other Events and Required FD Disclosure

Robert M. Henry, the chief executive officer of Mannatech, Incorporated has resigned his employment with Mannatech effective April 15, 2003. Mannatech has entered into an Agreement with Mr. Henry, which is attached hereto as Exhibit 99.1. Mannatech issued a press release on April 15, 2003 regarding the resignation, which is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits:

99.1	Agreement dated April 15, 2003 by and between Robert M. Henry and Mannatech, Incorporated.

99.2	Press Release dated April 15, 2003 entitled “Mannatech Announces Sam Caster as CEO.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: April 15, 2003	/s/ Samuel L. Caster
Name: Samuel L. Caster Title: Chairman of the Board